UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  _____________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 20, 2004

                         HMG/COURTLAND PROPERTIES, INC.
                (Exact Name of Registrant as Specified in Charter





     Delaware                     1-7865                   59-1914299
 (State or Other          (Commission File Number)        (IRS Employer
  Jurisdiction                                          Identification No.)
of Incorporation)

              1870 S. Bayshore Drive, Coconut Grove, Florida 33133
               (Address of Principal Executive Offices) (Zip Code)



                                 (305) 854-6803
              (Registrant's Telephone Number, Including Area Code)


     -----------------------------------------------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)


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Item 2.01  Acquisition or Disposition of Assets

On August 20, 2004 the Company, through a 50%-owned limited liability company, Bayshore Landing, LLC ("Landing"), purchased a restaurant, office/retail and marina property located in Coconut Grove, Florida for approximately $13.6 million. The other 50% owner of Landing is a The Christoph Family Trust (the "Trust"). Members of the Trust are experienced real estate and Marina operators.

The purchase price was paid with proceeds from a bank loan in the amount of $10 million plus approximately $3.6 million in cash. The acquired property includes a two story building with approximately 40,000 rentable square feet. A portion of the upstairs space is intended to be utilized as a restaurant. The property also includes approximately 15,000 square feet of outdoor space comprising the raw bar restaurant ("Raw Bar") and approximately 3.7 acres of submerged land with approximately 132 dock slips comprising the marina portion of the acquired property. The acquired property is subject to a ground lease with the City of Miami, Florida expiring in 2035. The terms of the ground lease call for varying percentage rent based on rental income and sales. Landing is also responsible for real estate taxes and other occupancy costs.

The $10 million bank loan is part of a $13.275 million acquisition and construction loan. The outstanding principal balance of the bank loan shall bear interest at a rate of 2.45% per annum in excess of the LIBOR Rate. The bank loan shall be payable as follows: during the first year, monthly payments of accrued interest will be paid. After the first year and upon conversion to permanent terms, the loan will be repayable in equal monthly principal payments necessary to fully amortize the principal amount over the remaining twenty years of the loan, plus accrued interest.

Concurrently with this acquisition the Raw Bar entered into a management agreement with a company whose principal was a principal of the seller ("manager") and previously operated the Raw Bar. Raw Bar will pay the manager a management fee based on sales and operating profits.


Item 7.01   Financial Statements, Pro Forma Financial Information and Exhibits.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  September 3, 2004               HMG/COURTLAND PROPERTIES, INC.



                                      By: /s/ Lawrence I. Rothstein
                                         -------------------------------------
                                          Lawrence I. Rothstein
                                          President & Chief Financial Officer


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